                                                                    EXHIBIT 10.6

                                                              [Execution Draft]

                           JOINT SERVICES AGREEMENT
                           ------------------------

     THIS JOINT SERVICES AGREEMENT (the "Agreement") is entered into as of November 11, 1998 (the "Effective Date"), between Jutvision Corporation, a Delaware corporation ("Jutvision"), and RealSelect, Inc., a Delaware corporation ("RealSelect").

                                  BACKGROUND

     A. Jutvision uses the Jutvision Technology (as defined below) and provides the Production Services (as defined below).

     B.   RealSelect operates the RealSelect Sites (as defined below).

     C. Jutvision desires to be the exclusive provider of Virtual Tour Images (as defined below) and Production Services for the RealSelect Sites.

     D.   RealSelect desires to distribute the Production Services.

     IN CONSIDERATION OF THE MUTUAL PROMISES AND COVENANTS CONTAINED HEREIN, AND OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND ADEQUACY OF WHICH IS HEREBY ACKNOWLEDGED, THE PARTIES AGREE AS FOLLOWS:

1.   DEFINITIONS
     -----------

The following terms shall have the meanings set forth below when used in this Agreement. All Section references refer to Sections of this Agreement unless otherwise stated.

     1.1  "Basic Package" means the services provided to Brokers by or on behalf
           -------------
of Jutvision consisting of (i) capturing up to four images of a designated Residential Property, (ii) processing these images to create one Jutvision Image of each image captured and (iii) posting the Jutvision Images to a Web server.

     1.2  "Broker" means any licensed realtor, real estate broker, real estate
           ------
agent or any other agent or representative acting in a similar capacity, whether an individual or organized entity, representing a seller of a Residential Property.

     1.3  "Combination Package" means a Basic Package or Upgrade Package sold to
           -------------------
a RealSelect Customer that includes posting of the Jutvision Images to both (a) a RealSelect Site and (b) a third-party Web site not owned or controlled by RealSelect.

     1.4  "Data Content Provider" means a Residential Property MLS or
           ---------------------
Residential Property listing agent that provides data to a RealSelect Site.


Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *****. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

     1.5   "Development Seminars" means any seminar or meeting that RealSelect
            --------------------
or its sales representatives conducts with Brokers regarding the development of Web sites.

     1.6   "HTML Page" means a document that displays text and graphical images
            ---------
accessible on the Internet.

     1.7   "Internet Marketing" means a grouping of HTML Pages on a RealSelect
            ------------------
Site that describes the benefits of the various advertising opportunities for third parties on the RealSelect Sites.

     1.8   "Jutvision for Java Software" means (i) Jutvision's proprietary
            ---------------------------
"Jutvision for Java" software existing as of the Effective Date and (ii) all versions thereof and upgrades, modifications and enhancements thereto subsequently developed by Jutvision during the JJS License Period (as defined below) that, taking into account the limited purpose for which users of the RealSelect Sites access and view the Jutvision Images, would reasonably enable, enhance or improve such users' ability to view Jutvision Images that are posted to the RealSelect Sites during the Term or JJS License Period (as defined below).

     1.9   "Jutvision Image" means an electronic image of a Residential
            ---------------
Property produced by or on behalf of Jutvision for the sole purpose of fulfilling Jutvision's obligations under this Agreement.

     1.10  "Jutvision Technology" means software and hardware used to capture,
            --------------------
process and view Jutvision Images.

     1.11  "JV Image Page" means any page on a RealSelect Site that displays
            -------------
any Jutvision Image.

     1.12  "Net Revenues" means the gross revenues received by Jutvision from
            ------------
Brokers for sales of the Basic Packages, Upgrade Packages and Combination Packages less fifteen percent (15%).

     1.13   "Operational Member" means any individual or entity with which
             -----------------
Jutvision has entered into an agreement to capture, or any employee of Jutvision designated to capture, images at Residential Property as part of the Service Provider Network.

     1.14   "Production Services" means the services provided by or on behalf of
             -------------------
Jutvision in preparing the Basic Packages, Upgrade Packages and Combination Packages.

     1.15   "Production Services Page" means an HTML Page on a RealSelect Site
             ------------------------
created by Jutvision and approved by RealSelect, which approval RealSelect will not unreasonably withhold or delay, that highlights the advantages of using the Production Services and contains a detailed description of the Production Services, an electronic order form permitting submission of orders for Production Services directly to a Web server operated by or for the benefit of Jutvision, and a Jutvision logo, of reasonable size and prominence, located above the fold.

     1.16  "RealSelect Customer" means any Broker whose order is received via
            -------------------
the RS Sales Line or via an electronic order form originating from a Production Services Page, in each case with respect to those orders so received.

     1.17  "RealSelect Sites" means the collection of English language HTML
            ----------------
Pages residing on servers controlled or owned by RealSelect or an entity majority owned or controlled by RealSelect that display Residential Property listings, which are http://www.realtor.com and http://www.homebuilder.com.
                    ----------------------

     1.18  "Residential Property" means any piece of residential real estate
            --------------------
within the Territory, including without limitation new homes, offered for sale or resale.

     1.19  "RS Sales Line" means the telephone and facsimile lines that
            -------------
Jutvision establishes, maintains and operates solely to receive orders for Production Services from Brokers pursuant to this Agreement and that are designated by one or more toll-free numbers included in promotional information on the RealSelect Sites and in subscription forms and marketing materials RealSelect and its sales representatives provide to Brokers pursuant to Section 3.1(b) of this Agreement.

     1.20  "Service Provider Network" means the network of members throughout
            ------------------------
the Territory with whom Jutvision has entered into agreements to capture images at designated sites on Jutvision's behalf.

     1.21  "Sponsorship Fee" means the monthly fee Jutvision will pay to
            ---------------
RealSelect during the Initial Term according to the schedule set forth in
Section 4.1.

     1.22  "Term" means the Initial Term of this Agreement and the Renewal
            ----
Term, if any, as set forth in Section 6.

     1.23  "Territory" means the United States and its possessions.
            ---------

     1.24  "Transaction Fee" means the quarterly fee Jutvision will pay to
            ---------------
RealSelect during the Term based on sales of Basic Packages, Upgrade Packages and Combination Packages as provided in Section 4.2.

     1.25  "Upgrade Package" means an addition to a Basic Package consisting of
            ---------------
(i) capturing one additional image at the same designated Residential Property of the Basic Package for such Residential Property, (ii) processing this image to create one additional Jutvision Image for the image captured and (iii) posting the Jutvision Image to a Web server.

     1.26  "Virtual Tour Image" means an electronic image, including without
            ------------------
limitation 360 degrees, three dimensional, virtual reality and virtual tour images.

2.   PROVISION OF PRODUCTION SERVICES; EXCLUSIVITY
     ---------------------------------------------

     2.1   Sales and Billing.  Jutvision will be responsible for receiving and
           -----------------
fulfilling orders for Basic Packages, Upgrade Packages and Combination Packages. Jutvision will establish, operate and maintain at its expense the RS Sales Line and will process electronic orders for Basic Packages, Upgrade Packages and Combination Packages received via order forms on the Production Services Pages. In addition, Jutvision will assume all costs and responsibility for invoicing and collecting revenues for all sales of Basic Packages, Upgrade Packages and Combination Packages.

     2.2  Pricing.  As of the Effective Date, excluding any applicable taxes,
          -------
RealSelect Customers will be charged [*] for each Basic Package and [*] for each Upgrade Package (the "RealSelect Customer Prices"). Jutvision will not increase such RealSelect Customer Prices during the first twelve (12) months of the Agreement. However, Jutvision may increase such RealSelect Customer prices thereafter in its sole discretion; provided, that after the initial twelve month period Jutvision may not increase the RealSelect Customer Prices by more than [*] percent during the Initial Term above the RealSelect Customer Prices in effect as of the Effective Date without obtaining RealSelect's prior approval, which RealSelect will not withhold or delay unreasonably. Price changes will not take effect until at least forty-five (45) days after Jutvision declares a price change with the approval of RealSelect. The parties contemplate that Jutvision will offer volume-based pricing during the Term in certain circumstances, and the parties agree to negotiate in good faith regarding the terms of any volume-based pricing proposed by either party. In the event either party identifies an opportunity for volume-based pricing, Jutvision will use commercially reasonable efforts to deliver a proposal within three (3) days, and RealSelect shall use commercially reasonable efforts to respond to such proposal within three (3) days.

     2.3  Support. Jutvision will establish and maintain a "mailto" link on each
          -------
Production Services Page that RealSelect Customers may use to send support-related e-mail messages to Jutvision. Jutvision will also establish and maintain a toll-free support telephone line RealSelect Customers may call with support questions. The hours of operation for the support telephone line and for monitoring and responding to support-related e-mail messages will be business days (excluding bank holidays) from 9:00 am to 5:00 pm Eastern time. Within thirty (30) days of the end of each calendar quarter, Jutvision will provide RealSelect with a quarterly written report providing a summary of any significant email and telephone support issues arising during such quarter, including the date each issue arose, the date of each corresponding response and the resolution. In addition, Jutvision agrees to use commercially reasonable efforts to respond to all support-related emails and phone calls within two (2) business days.

     2.4  Image Capturing, Processing and Posting.  Jutvision will have sole
          ---------------------------------------
responsibility for, and will bear all costs associated with, capturing images at designated Residential Properties, processing captured images and posting Jutvision Images to the RealSelect Sites. Jutvision will use commercially reasonable efforts to process and post each Jutvision Image on behalf of all RealSelect Customers within four (4) business days after capture of the images, in each case to the extent Jutvision has the right to do so, provided that such posting is not delayed by factors attributable to RealSelect. Notwithstanding any other provisions of this Agreement, (i) in the event that within a given Major Metropolitan Area (as defined in Section 2.6(a) of this Agreement) within a given month twenty-five percent (25%) or more of the Jutvision Images are posted to the RealSelect Sites more than five (5) business days after capture due to no fault of RealSelect, then, subject to a forty-five (45) day cure period, RealSelect may enter into an

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY
      WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

agreement on a non-exclusive basis for services comparable to the Production Services in such Major Metropolitan Area with a third party without being in breach of this Agreement and (ii) if Jutvision Images are not posted within seven (7) days after the captures of the Jutvision orders, provided that posting is not delayed by factors attributable to RealSelect, then the RealSelect Customer will not be charged. In addition, Jutvision will use commercially reasonable efforts to have enough customer support to take all orders for Production Services from RealSelect Customers at the time of that RealSelect Customer's first attempt to place such an order. Jutvision will provide a good faith report within fifteen (15) days of the end of each month listing the number of orders for each Major Metropolitan Area and the number of Jutvision Image orders posted to a RealSelect Site more than five (5) business days after capture.

     2.5  Quality of Technology.
          ---------------------

          (a) Jutvision agrees to use commercially reasonable efforts during the Initial Term to keep the Jutvision Technology updated and compatible with the systems and components forming the RealSelect Sites. During the Initial Term, Jutvision will further use commercially reasonable efforts to enhance the Jutvision Technology, (i) to maintain the compatibility of such Jutvision Technology with new releases of major operating systems and web browsers of Microsoft, Netscape and AOL, and their successors or assigns; (ii) subject to
Section 2.5(b), to maintain the capability of a majority of users of the RealSelect Sites to view the Jutvision Images; and (iii) to keep the Jutvision Technology competitive with the features and functionalities of the viewing technology that third parties offer. If RealSelect, acting in good faith, determines that a majority of the Brokers in the Territory that use the RealSelect Sites or substantially similar sites to post Residential Property listings demand a specific feature or functionality in viewing technology not then available in the Jutvision Technology, RealSelect may, at its option, send Jutvision a written request that Jutvision develop and implement such new feature or functionality. Jutvision will then use commercially reasonable efforts to create, in a reasonable amount of time, an appropriate project plan regarding the development and implementation of such new feature or functionality and will use commercially reasonable efforts to implement such project plan in a reasonable amount of time.

          (b) During the Initial Term, RealSelect will use commercially reasonable efforts to enhance the RealSelect Sites in order to maintain the compatibility of the RealSelect Sites with new releases of web browsers of Microsoft, Netscape and AOL, and their successors or assigns.

     2.6  Service Provider Network.
          ------------------------

          (a) Jutvision will establish and maintain a Service Provider Network to capture images at designated Residential Properties on Jutvision's behalf. Jutvision will exercise reasonable efforts to establish an Operational Member in a minimum of twenty-five (25) Major Metropolitan Areas (as defined below) within the Territory by February 1, 1999. During each calendar month following February 1999, Jutvision will exercise reasonable efforts to establish an Operational Member in five (5) additional Major Metropolitan Areas until the entire Service Provider Network spans a total of sixty-five (65) Major Metropolitan Areas. "Major

Metropolitan Area" means a greater metropolitan area in the list set forth in Exhibit A hereto. The parties agree that sixteen (16) of the first twenty-five
(25) Major Metropolitan Areas to be implemented are those listed in Exhibit E to this Agreement. The parties agree to work together in good faith to develop a plan under which Jutvision will provide the Production Services in rural markets not included in Exhibit A.

          (b) In the event Jutvision fails to establish an Operational Member in a minimum of twenty-five (25) Major Metropolitan Areas within the Territory by February 1, 1999, notwithstanding Section 2.7 or any other provision to the contrary herein, RealSelect may choose the remaining Major Metropolitan Areas necessary to reach such minimum (the "Shortfall Areas") and may enter into agreements with third parties, for non-renewable terms expiring no later than September 30, 1999, whereby, during the term of such agreements such third parties will provide interim services reasonably comparable to the Production Services in the Shortfall Areas. Upon expiration or termination of any such agreements with third parties, and provided that Jutvision has established an Operational Member in such Shortfall Areas, RealSelect agrees immediately to cease using such services of such third parties and use Jutvision Production Services. In the event that, as of September 30, 1999, Jutvision does not have Operational Members in the Shortfall Areas, then the parties agree that RealSelect may enter into long-term agreements with third parties to provide services reasonably comparable to the Production Services.


          (c) Jutvision will have sole responsibility for training, monitoring and compensating Operational Members, and Jutvision will require each Operational Member to be adequately bonded or insured prior to becoming an Operational Member and during that Operational Member's participation in the Service Provider Network.

     2.7  Exclusivity.  Except as specifically provided in Sections 2.4 and
          -----------
2.6(b), and subject to RealSelect's existing agreements pertaining to the provision of Virtual Tour Images or technology or services equivalent to the Production Services with respect to Homebuilder.com (the "Homebuilder.com Agreements"), during the Term, RealSelect will not directly or indirectly (i) promote or market itself or any third party as a provider, for Residential Property listings in the Territory posted to a Real Select Site, of Virtual Tour Images or technology or services equivalent to the Production Services for such Virtual Tour Images; (ii) provide the services equivalent to the Production Services for Residential Property listings in the Territory on RealSelect Sites;
(iii) use the services equivalent to the Production Services of, or enter into any arrangement under which services equivalent to the Production Services will be provided by, any third party with respect to Virtual Tour Images for Residential Property listings in the Territory on RealSelect Sites; or (iv) take any other action inconsistent with the parties' understanding hereunder that Jutvision will act as the exclusive provider of Virtual Tour Images, and Production Services therefor, for Residential Property listings in the Territory on RealSelect Sites; provided, however, that, upon Jutvision's entry into a market covered by any Homebuilder.com Agreement, RealSelect will use commercially reasonable efforts promptly to terminate such Homebuilder.com Agreement. Notwithstanding the foregoing, if a Data Content Provider posts data to any RealSelect Site containing any unsolicited features or functionalities imbedded in such posting that are competitive with a Jutvision Virtual Tour Image, such posting shall not constitute a breach of this Agreement.

3.   MARKETING AND PROMOTION
     -----------------------

     3.1  RealSelect Obligations.  RealSelect agrees to market, promote and
          ----------------------
facilitate sales of the Production Services as follows:

          (a)  RealSelect Sites.  RealSelect agrees to market and promote the
               ----------------
Production Services on each of the RealSelect Sites, and to do so in accordance with the branding requirements set forth in Section 5.3. Such marketing and promotion will include, without limitation, inclusion of one or more Production Services Pages in the "Internet Marketing" sections of each of the RealSelect Sites, or such similar sections as RealSelect creates from time to time. RealSelect may procure and display advertisements on the Production Services Pages, and any JV Image Pages, running on a server owned, operated or controlled by or for RealSelect without the approval of Jutvision and will retain all revenues derived from such advertisement placements; provided, however, that RealSelect will not display any advertisements of competitors of Jutvision listed on Exhibit D hereto on any RealSelect Site without the prior approval of Jutvision. In addition, Jutvision may, in its sole discretion, update or revise the list of competitors on Exhibit D hereto by providing written notice to RealSelect once in every twelve (12) month period from the anniversary date of this Agreement; provided, however, that in no event will Jutvision be able to list more than four (4) such competitors.

          (b)  Development Seminars and Trade Shows.  RealSelect will at its
               ------------------------------------
sole discretion invite Jutvision to speak at Development Seminars RealSelect conducts during the Term. In addition, RealSelect or its sales representatives will use commercially reasonable efforts to distribute to Brokers at Development Seminars subscription forms and marketing materials created and paid for (including, but not limited to, printing and delivery expenses) by Jutvision and approved by RealSelect that promote the Production Services. In addition, to the extent not prohibited by third-party agreements, RealSelect will at its sole discretion permit Jutvision to distribute subscription forms and marketing materials created by Jutvision that promote the Production Services at the RealSelect booth. The forms and materials distributed at Development Seminars and trade shows will, without limitation, (i) describe and highlight the advantages of the Production Services; (ii) designate the Production Services in accordance with the branding requirements set forth in Section 5.3; (iii) provide the address(es) of Production Services Pages on each of the RealSelect Sites; and (iv) provide the toll-free number(s) and hours of operation for the RS Sales Line. RealSelect will promptly forward to Jutvision via the RS Sales Line all orders for, and information requests regarding, the Production Services it receives directly from Brokers. All subscription forms that RealSelect sales representatives provide to Brokers in Development Seminars will include a unique sales representative number provided by RealSelect which will be used to track commissions for each RealSelect sales representative.

          (c)  RealSelect shall cooperate with Jutvision in the performance of
               ----------------
Jutvision's obligations under this Agreement. Jutvision shall cooperate with RealSelect in the performance of RealSelect's obligations under this Agreement.

     3.2  Jutvision Obligations.  Jutvision will be responsible for creating (i)
          ---------------------
the Production Services Pages, including without limitation the electronic order form permitting submission of orders for Production Services directly to a server operated by Jutvision and (ii) the marketing materials described in Sections 3.1(a)(iv) and 3.1(b). Jutvision will have the right to use the RealSelect Marks (as defined in Section 5.4(b)) in accordance with the identity standards RealSelect agrees to with the National Association of Realtors ("NAR"). During the Term, Jutvision agrees to use commercially reasonable efforts to give RealSelect preferred vendor status in Jutvision's marketing materials and other direct sales efforts, whether printed, oral or on the Internet, by listing the RealSelect Sites first before listing any other Web sites comparable to the RealSelect Sites. Jutvision agrees that the RealSelect Sites will be the default Internet site for the Basic Package. In addition, Jutvision understands and agrees that it will not list the name of any of the RealSelect Sites on the same page of any marketing materials as any other Web sites comparable to the RealSelect Sites. In clarification of the foregoing, no brochure or other marketing material, if unfolded and photocopied, may display the name of any of the RealSelect Sites on the same page as any other Web sites comparable to the RealSelect Sites. In addition, Jutvision will not display the name of any of the RealSelect Sites on the same HTML page as any other Web sites comparable to the RealSelect Sites.

     3.3  Additional Obligations.  The parties will, from time to time, use
          ----------------------
reasonable efforts to cooperate in joint marketing efforts for the Production Services on such terms and conditions as are mutually agreed. Each party will assign a project manager to act as the primary liaison with respect to the relationship provided for hereunder, and all discussions between the parties with respect to the respective performance of obligations hereunder will be conducted by these project managers or their designees.

4.   FEES; WARRANTS
     --------------

     4.1  Sponsorship Fees.  During the Initial Term, subject to Section 11.8,
          ----------------
Jutvision will pay to RealSelect monthly Sponsorship Fees as follows:

          (a) During the first year of the Initial Term, Jutvision will pay the following amounts according to the following schedule:

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
Effective Date -- [*]                              Month 7 --  [*]
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Month 1 -- [*]                                     Month 8 --  [*]
--------------------------------------------------------------------
Month 2 -- [*]                                     Month 9 --  [*]
--------------------------------------------------------------------
Month 3 -- [*]                                     Month 10 -- [*]
--------------------------------------------------------------------
Month 4 -- [*]                                     Month 11 -- [*]
--------------------------------------------------------------------
Month 5 -- [*]                                     Month 12 -- [*]
--------------------------------------------------------------------

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY
      WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

--------------------------------------------------------------------
Month 6-- [*]
--------------------------------------------------------------------

          (b) During the second year of the Initial Term, Jutvision will make twelve (12) equal monthly payments of [*].

          (c) During the third year of the Initial Term, Jutvision will make twelve (12) equal monthly payments of [*].

"Month 1" of the first year of the Initial Term means the first calendar month beginning immediately following the calendar month in which the RealSelect Sites become fully ready to receive postings of Jutvision Images, but in no event shall Month 1 be prior to February 1999. When RealSelect determines that it is ready to receive Jutvision postings, RealSelect shall send written notice to Jutvision confirming the day of "Month 1". Except for the payment due on the Effective Date, Jutvision will make all payments of Sponsorship Fees net thirty
(30) days from the end of the month for which such payment is due.

     4.2  Transaction Fees for Initial Term.  During the Initial Term, Jutvision
          ---------------------------------
will pay RealSelect quarterly Transaction Fees as follows:

          (a) With respect to all Production Services sold by Jutvision to RealSelect Customers for Jutvision Images of Residential Property listings posted to a RealSelect Site, Jutvision will pay to RealSelect for each calendar quarter (i) [*] for each Basic Package so sold to such RealSelect Customers during the quarter [*] of Net Revenues from sales of Basic Packages to such RealSelect Customers during the quarter and (ii) [*] for each Upgrade Package so sold to RealSelect Customers during the quarter [*] of Net Revenues from sales to such RealSelect Customers of Upgrade Packages during the quarter.

          (b) With respect to all Production Services sold by Jutvision to Brokers that are not RealSelect Customers ("Other Customers") for Jutvision Images of Residential Property listings, Jutvision will pay to RealSelect for each calendar quarter (i) for Residential Property listings posted solely to a RealSelect Site, [*] for each Basic Package so sold to such Other Customers during the quarter [*] of Net Revenues from sales of Basic Packages to such Other Customers during the quarter and (ii) for Residential Property listings posted solely to a RealSelect Site, [*] for each Upgrade Package so sold to such Other Customers during the quarter [*] of Net Revenues from sales of Upgrade Packages to such Other Customers during the quarter.

          (c) With respect to all Production Services sold by Jutvision to Other Customers for Jutvision Images of Residential Property listings posted solely to Web sites other than the RealSelect Sites, Jutvision will pay to RealSelect for each calendar quarter (i) [*] for each Basic Package so sold to such Other Customers during the quarter [*] of Net Revenues from sales of Basic Packages to such Other Customers during the quarter and (ii) the greater of $1 for each Upgrade Package so sold to such Other Customers during the quarter or 5% of Net Revenues from sales of Upgrade Packages to such Other Customers during the quarter.

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY
      WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

          (d) With respect to all Combination Packages sold by Jutvision to a RealSelect Customer for Jutvision Images of Residential Property listings posted both to a RealSelect Site and a Web site other than the RealSelect Sites, for each calendar quarter, Jutvision will pay RealSelect (x) an amount in accordance with Section 4.2(a) with respect to Net Revenues received for Jutvision Images of Residential Property listings posted to a RealSelect Site plus (y) [*] of
                                                             ----
Net Revenues received for Jutvision Images of Residential Property listings posted to Web sites other than the RealSelect Sites. In clarification of the preceding sentence, and as hypothetical examples only, (i) if Jutvision sells a Combination Package to post Jutvision Images to Realtor.com and one non-RealSelect Site for $150, RealSelect will receive [*] or [*], whichever is greater, plus [*]; (ii) if Jutvision sells a Combination Package to post Jutvision Images to Realtor.com and two non-RealSelect Sites for $180, RealSelect will receive [*] or [*], whichever is greater, plus [*]; and (iii) if Jutvision sells a Combination Package to post Jutvision Images to Realtor.com and three non-RealSelect Sites for $200, RealSelect will receive [*] or [*], whichever is greater, plus [*].

          (e) No Transaction Fees will be due with respect to any Production Services Jutvision and RealSelect mutually agree in writing to distribute free of charge on a promotional basis.

Calculation of quarterly Transaction Fees will commence immediately for the calendar quarter in which the Effective Date occurs. Jutvision will make all payments of Transaction Fees net thirty (30) days from the end of each calendar quarter. With each quarterly payment, Jutvision will provide a report stating the number of Basic Packages, Upgrade Packages and Combination Packages sold during the quarter and providing a calculation of the Transaction Fees payable.

     4.3  Transaction Fees for Renewal Term. Upon commencement of the Renewal
          ---------------------------------
Term (as defined below), if any, the amount and nature of Transaction Fees to be paid during the Renewal Term will be the greater of the following:

          (a) If, during the third year of the Initial Term, Jutvision sells at least an aggregate of [*] Basic Packages, Upgrade Packages and/or Combination Packages to RealSelect Customers, Jutvision will pay RealSelect the quarterly Transaction Fees set forth in Section 4.2 during the Renewal Term, or

          (b) The amounts equal to the highest Transaction Fees paid to any other third party by Juvision that markets and promotes Jutvision on a non-exclusive basis for Residential Property; provided however, if there are no other such third party Transaction Fees or such Transaction Fees are zero or less, then the parties shall do as follows. The parties agree to negotiate in good faith regarding the amount and nature of Transaction Fees to be paid during the Renewal Term. If the parties fail to reach an agreement within thirty (30) days following the commencement of the Renewal Term with respect to such Transaction Fees, the amount and nature of the Transaction Fees to be paid during the Renewal Term will be settled by binding arbitration in Los Angeles, California under the commercial arbitration rules (the "Rules") of the American Arbitration Association ("AAA"). Within ten (10) days after such thirty (30) day

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY
      WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED TO THE OMITTED PORTIONS.

negotiation period has lapsed, Jutvision and RealSelect shall each appoint one independent arbitrator, and within twenty (20) days thereafter, the two arbitrators shall appoint a third arbitrator. If the two cannot agree upon a third arbitrator, the AAA shall appoint a third. The arbitration hearing shall be commenced within thirty (30) days of the third arbitrator's appointment. The Transaction Fees established by the arbitrators will be applicable retroactively to the start of the Renewal Term and remain in effect for the duration of such Renewal Term.

     4.4  Inspection of Records.  RealSelect will have the right, at its own
          ---------------------
expense and not more than once in any twelve (12) month period, to authorize an independent auditor reasonably acceptable to both parties to inspect those accounting records of Jutvision necessary to verify the accuracy of Transaction Fees paid by Jutvision under the terms of this Agreement, provided that such independent auditor has executed a confidentiality agreement with respect to such records that is reasonably acceptable to Jutvision. Such inspections will take place during Jutvision's normal business hours, upon not less than twenty
(20) days' prior written to Jutvision and on a date mutually agreed upon by the parties. In the event any such audit establishes an underpayment of Transaction Fees, Jutvision shall pay the amount of the deficit within thirty (30) days of written notification by RealSelect of such deficiency. In the event such audit identifies an overpayment of Transaction Fees, at the option of RealSelect, (i) such overpayment shall be deducted from future Transaction Fees, or (ii) RealSelect shall remit payment of the overpayment due Vendor within thirty (30) days of written notification from Jutvision. If an audit establishes an underpayment of commissions greater than five percent (5%) of the total Transaction Fees due and payable to RealSelect for the period at issue, Jutvision shall pay for the costs and expenses of such audit.

     4.5  Warrant.  Within thirty (30) days following the Effective Date,
          -------
Jutvision will issue to RealSelect a warrant granting RealSelect the right, exercisable for three (3) years following the date of issuance, to purchase, at a price per share equal to the lowest price per share paid by an investor in the most recent financing of Jutvision preceding the Effective Date, an amount of shares of Jutvision common stock equal to five percent (5%) of the equity securities of Jutvision on a fully diluted basis, excluding employee stock options, calculated as of the Effective Date, all as set forth in the form of warrant attached hereto as Exhibit B. Jutvision will permit RealSelect to inspect documentation reasonably sufficient to demonstrate that the number of shares of Jutvision common stock and the price per share set forth in such warrant are consistent with the number and price described this Section 4.5.

5.   PROPRIETARY RIGHTS
     ------------------

     5.1  Jutvision for Java Software.  Jutvision hereby grants to RealSelect a
          ---------------------------
nonexclusive, worldwide, royalty-free license, commencing on the Effective Date and extending for a period of five (5) years from the date of expiration or termination of the Agreement (the "JJS License Period"), to use the Jutvision for Java Software, in object code only, to display Jutvision Images on the RealSelect Sites. The foregoing license is subject to all of the terms and conditions set forth in the Jutvision for Java License Agreement attached hereto as Exhibit C; provided that, in the event of any inconsistency between such Jutvision for Java License Agreement and this Agreement, this Agreement will govern. The foregoing license will expire at the end of the JJS License Period, and upon such expiration RealSelect will use commercially reasonable efforts to cease all use of the Jutvision for Java Software and will use commercially reasonable efforts to purge all Jutvision for Java Software from its servers.

     5.2  Jutvision Images.
          ----------------

          (a) All Jutvision Images, whether or not produced for RealSelect Customers and whether or not posted to either RealSelect Site, are, and at all times will remain, the exclusive property of Jutvision, and no provision of this Agreement implies any transfer to RealSelect of any ownership interest in any Jutvision Image.

          (b) Jutvision hereby grants to RealSelect a nonexclusive, worldwide, royalty-free, nontransferable license, during the JJS License Period, (i) to display, perform and reproduce Jutvision Images on the RealSelect Sites solely for the purposes contemplated in this Agreement and (ii) to distribute Jutvision Images solely to users of the RealSelect Sites via the browsers of such users for the purposes contemplated in this Agreement. Other than as agreed to in this Agreement, RealSelect will not reproduce, distribute, modify, edit, or prepare derivative works from the Jutvision Images without the prior written permission of Jutvision. The foregoing license does not include any right to grant or authorize sublicenses. The foregoing license will expire at the end of the JJS License Period, and upon such expiration RealSelect will use commercially reasonable efforts to cease all use of the Jutvision Images and will use commercially reasonable efforts to purge all Jutvision Images from its servers.

     5.3  Branding; Marketing and Advertising Approval.
          --------------------------------------------

          (a) Subject to Section 5.4, RealSelect will designate a private brand under which RealSelect and Jutvision will market, promote and sell the Production Services pursuant to Sections 2.1, 3.1(a) and 3.1(b) (the "Private Brand"), provided, however, that RealSelect may elect, in its sole discretion, in one or more circumstances, for the Production Services to be marketed, promoted or sold under the Jutvision brand alone. Subject to the exception set forth in the preceding sentence, the following combination logo must appear on all Production Services Pages and all subscription forms and marketing material that RealSelect hands out pursuant to Section 3.1(b): "[Private Brand] powered by Jutvision(R)" (the "Private Brand Combination Logo"). The Jutvision name must be of reasonable size and prominence in each use of the Private Brand Combination Logo, and the parties will mutually approve the final form of the Private Brand Combination Logo and any subsequent variation thereof. In addition, the following legend must be included in the HTML Page or Pages on each of the RealSelect Sites in which RealSelect provides general information about trademarks and other intellectual property appearing on the sites:
"Jutvision Corporation, located at www.jutvision.com, is the exclusive provider of virtual tours for [Private Brand]. JUTVISION and the Jutvision logo are registered trademarks and service marks of Jutvision Corporation."

          (b) Each party will have the right to approve all Web pages and other materials produced by the other party that display the Private Brand or that are otherwise produced pursuant to Sections 3.1(a) and 3.1(b), and Jutvision will have the right to approve any use by RealSelect of the Jutvision brand alone pursuant to the first sentence of Section 5.3(a). A party will approve or object to such pages or material submitted to it within ten (10) days after receiving such submission. A failure to respond during such ten (10) day period will be deemed an approval of such pages or material.

     5.4  Trademarks.
          ----------

          (a)  Jutvision Marks.
               ---------------

                    (i) Jutvision owns and at all times will continue to own the trademarks, service marks and/or trade names JUTVISION and the Jutvision logo (the "Jutvision Marks"). RealSelect will not take any actions inconsistent with Jutvision's ownership rights.

                    (ii) Subject to the restrictions set forth herein, Jutvision hereby grants RealSelect a nonexclusive, worldwide, royalty-free, fully paid up, nontransferable right to use the Jutvision Marks, during the term of this Agreement, solely in connection with promotion and marketing of the Production Services as provided in Section 3. RealSelect's use of the Jutvision Marks will not create in RealSelect any right, title or interest therein or thereto. All use by RealSelect of the Jutvision Marks will inure to the exclusive benefit of Jutvision. At Jutvision's reasonable request, RealSelect will assist Jutvision with the protection and maintenance of the Jutvision Marks. RealSelect may only use the Jutvision Marks as expressly permitted herein. RealSelect agrees to use the Jutvision Marks in a manner commensurate with the style, appearance and quality of Jutvision's services and/or products bearing such marks.

          (b)  RealSelect Marks.
               ----------------

                    (i) RealSelect owns and at all times will continue to own the trademarks, service marks and/or trade names of the Private Brand, REALTOR.COM and HOMEBUILDER.COM (the "RealSelect Marks"). Jutvision will not take any actions inconsistent with RealSelect's ownership rights.

                    (ii) Subject to the restrictions set forth herein, RealSelect hereby grants Jutvision a nonexclusive, worldwide, royalty-free, fully paid up, nontransferable right to use the RealSelect Marks, during the term of this Agreement, solely in connection with promotion and marketing of the Production Services as provided in Section 3. Jutvision's use of the RealSelect Marks will not create in Jutvision any right, title or interest therein or thereto. All use by Jutvision of the RealSelect Marks will inure to the exclusive benefit of RealSelect. At RealSelect's reasonable request, Jutvision will assist RealSelect with the protection and maintenance of the RealSelect Marks. Jutvision may only use the RealSelect Marks as expressly permitted herein. Jutvision agrees to use the RealSelect Marks in a manner commensurate with the style, appearance and quality of RealSelect's services and/or products bearing such marks.

          (c)  Combination Mark.  The Private Brand Combination Logo provided
               ----------------
for in Section 5.3(a) constitutes a combination mark incorporating the mark of each party ("Combination Mark"). Neither party may assert any ownership interest in the Combination Marks beyond the respective ownership described in Sections 5.4(a) and 5.4(b). Without limiting the generality of the foregoing sentence, except as expressly permitted in this Agreement, neither party shall use, license, or apply to register the Combination Mark.

     5.5  Limitation on Grant of Rights.  Except as expressly provided herein,
          -----------------------------
neither party receives any other right or license to the technology or intellectual property of the other party.

6.   TERM AND TERMINATION
     --------------------

     6.1  Term.  Unless earlier terminated as set forth below, this Agreement
          ----
will become effective upon the Effective Date and continue for a period of three
(3) years from the first day of Month 1 (as defined in Section 4.1) (the "Initial Term"). Upon written notice from RealSelect given at least thirty (30) days prior to expiration of the Initial Term, RealSelect may, in its sole discretion, renew the Agreement, on a non-exclusive basis, for an additional period of two (2) years ("Renewal Term"); provided, however, that Jutvision will have no obligation to pay any Sponsorship Fees during the Renewal Term; and provided, further, that Transaction Fees to be paid during the Renewal Term will be determined in accordance with the final paragraph of Section 4.3.

     6.2  Rights of First Offer.
          ---------------------

          (a) Upon any termination or expiration of this Agreement, Jutvision shall have the right of first offer with respect to providing Virtual Tour Images for postings of Residential Property listings in the Territory on RealSelect Sites. Jutvision will exercise such right of first offer within thirty (30) days after notice from RealSelect.

          (b) During and after the Term, Jutvision shall have the right of first offer with respect to providing Virtual Tour Images for postings of Residential Property listings outside the Territory on RealSelect Sites. Jutvision will exercise such right of first offer within thirty (30) days after notice from RealSelect.

     6.3  Termination.  This Agreement will terminate, without notice, (i) upon
          -----------
the institution by or against either party of insolvency, receivership or bankruptcy proceedings or any other proceedings for the settlement of the party's debts; (ii) upon either party's making an assignment of substantially all of its assets for the benefit of creditors; (iii) upon either party's dissolution or cessation of business; or (iv) in the event a party materially breaches any material term, condition or representation of this Agreement or materially fails to perform any of its material obligations or undertakings hereunder, and fails to remedy such default within sixty (60) days after being notified in writing by the non-breaching party of such breach or failure.

     6.4  Effects of Termination.  Upon expiration or termination of this
          ----------------------
Agreement:

          (a) Jutvision will cease all use of the RealSelect Marks and the Combination Marks and will cease creating and distributing the promotional and marketing materials provided for in Section 3.1(b);

          (b) Commensurate with the quality of services provided prior to such expiration or termination, Jutvision will continue to provide Production Services and support to third parties who purchased such Production Services prior to such expiration or termination;

          (c) Except as provided in Sections 5.1 and 5.2, RealSelect will cease all use of the Jutvision Marks, the Combination Marks, the Jutvision Technology and the Jutvision Images and shall use all commercially reasonable efforts to purge all Jutvision Technology and Jutvision Images from its servers within a commercially reasonable time frame.

          (d) Each party will promptly destroy or return any Confidential Information of the other party in its possession.

          (e) Jutvision will return to RealSelect an electronic copy of all RealSelect Customers information including but not limited to names, phone and fax numbers, email address, billing address and shall use commercially reasonable efforts to remove from its records all such information.

     6.5  Survival of Certain Terms.  The provisions of Sections 5.1, 5.2,
          -------------------------
5.4(a)(i), 5.4(b)(i), 5.4(c), 5.5, 6.2, 6.4, 6.5, 7, 8, 9, 10, 11.2, 11.3, 11.4,
11.5, 11.6, 11.8, 11.9, 11.10, 11.11 and 11.12, and the provisions of Exhibit C specified therein to survive, will survive the expiration or termination of this Agreement for any reason. All other rights and obligations of the parties will cease upon expiration or termination of this Agreement.

7.   CONFIDENTIALITY
     ---------------

     7.1  Definition.  "Confidential Information" means any trade secrets,
          ----------
confidential data or other confidential information relating to or used in the business of the other party (the "Disclosing Party"), that a party (the "Receiving Party") may obtain from the Disclosing Party during the Term (the "Confidential Information"), except as herein provided, and that is marked "Confidential," "Proprietary" or in a similar manner to indicate its confidential nature. Confidential Information may also include oral information disclosed pursuant to this Agreement, provided that such information is designated as confidential at the time of disclosure and confirmed in writing as confidential within thirty (30) days after its oral disclosure, which is marked in a manner to indicate its confidential nature and delivered to the Receiving Party. The terms of this Agreement and the existence of this Agreement will constitute Confidential Information.

     7.2  General.  Subject to Section 11.3, each party agrees to treat the
          -------
other party's Confidential Information with the same degree of care as it maintains its own information of a similar nature. Without limiting the foregoing, subject to Section 11.3, each party will use at least the same procedures and degree of care which it uses to protect the confidentiality of its own confidential information of like importance, and in no event less than reasonable care.

     7.3  Exceptions.  The foregoing restrictions will not apply to information
          ----------
that (i) is known to the Receiving Party at the time of disclosure by the disclosing party; (ii) is or becomes publicly known through no wrongful act of the Receiving Party; (iii) is rightfully received from a third party without restriction; (iv) is independently developed by the Receiving Party; (v) has been approved for release by written authorization of the Disclosing Party; (vi) is not marked or similarly designated as confidential, and is provided for a purpose or in a manner that reasonably contemplate, or would naturally be understood to contemplate, disclosure or use by others; and

(vii) is disclosed pursuant to a valid order of any governmental authority provided that the party intending to make disclosure in such circumstances has given the other party prompt notice prior to making such disclosure so that such party may seek a protective order or other appropriate remedy prior to such disclosure.

8.   REPRESENTATIONS AND WARRANTIES
     ------------------------------

     8.1  Each party represents and warrants to the other that:

          (a) it is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation set forth above and is duly qualified and authorized to do business as a foreign corporation in good standing in all jurisdictions in which the nature of its assets or business requires such qualification;

          (b) it has full right, power and authority to enter into this Agreement and to perform all of its obligation hereunder;

          (c) its execution, delivery and performance of this Agreement have been duly and properly authorized by all necessary actions and this Agreement constitutes its valid and binding obligation, enforceable against it in accordance with its terms; and

          (d) its execution, delivery and performance of this Agreement will not, with or without the giving of notice or passage of time, or both, conflict with, or result in a default or loss of rights under, any provision of its certificate of incorporation or by-laws or any other material agreement or understanding to which it is a party or by which it or any of its material properties may be bound.

     8.2 RealSelect further represents and warrants that it has entered into, and will maintain in effect throughout the Term, an agreement with the National Association of Realtors to be its official Internet site. Jutvision may immediately terminate the Agreement upon any breach of the foregoing representation and warranty.

     8.3  Disclaimer.  THE WARRANTIES PROVIDED BY THE PARTIES HEREIN ARE THE
          ----------
ONLY WARRANTIES PROVIDED BY THE PARTIES WITH RESPECT TO THE SUBJECT MATTER OF THIS AGREEMENT. SUCH WARRANTIES ARE IN LIEU OF ALL OTHER WARRANTIES BY THE PARTIES, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO THE SUBJECT MATTER OF THIS AGREEMENT.

9.   INDEMNIFICATION
     ---------------

     9.1 Each party (the "Indemnifying Party") will indemnify, defend and hold harmless the other party and its officers, directors, agents, employees, successors and permitted assigns (hereinafter collectively the "Indemnified Party") from and against any and all losses, claims, suits, proceedings, liabilities, expenses (including reasonable attorneys' fees and expenses), causes of action, damages and costs (collectively "Claims") arising out of or in connection with the breach, potential breach or inaccuracy of, or failure to comply with, any of the representations and warranties contained in Section 8 on the part of the Indemnifying Party.

     9.2 Any Indemnified Party entitled to indemnification under this Section will give prompt notice to the indemnifying Party of any Claim with respect to which it seeks indemnification, but the failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of any liability except to the extent that it is actually prejudiced by such delay. The Indemnifying Party shall assume, at its sole cost and expense, the defense of such Claim with counsel reasonably satisfactory to the Indemnified Party. The Indemnifying Party will not be subject to any liability for any settlement made without its consent. The Indemnifying Party shall not, without consent of the Indemnified Party, effect any settlement or discharge or consent to the entry of any judgment, unless such settlement or judgment includes as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a general release from all liability in respect of such claim or litigation.

10.  LIMITATION OF LIABILITY; LIQUIDATED DAMAGES
     -------------------------------------------

     10.1 SUBJECT TO SECTION 10.2, IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER FOR LOST PROFITS OR ANY FORM OF INDIRECT, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES OF ANY CHARACTER FROM ANY CAUSES OF ACTION OF ANY KIND WITH RESPECT TO THIS AGREEMENT WHETHER BASED ON BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE), OR OTHERWISE, AND WHETHER OR NOT THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE (COLLECTIVELY "CONSEQUENTIAL DAMAGES").

     10.2  IN THE EVENT THAT THIS AGREEMENT IS TERMINATED IN ACCORDANCE WITH
SECTION 6.3 BASED ON A PARTY'S MATERIAL BREACH OF ANY TERM OR CONDITION, COVENANT, OBLIGATION OR WARRANTY SET FORTH IN THIS AGREEMENT, THE PARTIES AGREE THAT, AS LIQUIDATED DAMAGES AND NOT AS A PENALTY, THE BREACHING PARTY SHALL BE LIABLE TO THE NON-BREACHING PARTY FOR DAMAGES (THE "LIQUIDATED DAMAGES") CALCULATED AS FOLLOWS:

           (a) IF THE BREACH OCCURS DURING THE TWELVE (12) MONTH PERIOD IMMEDIATELY FOLLOWING THE EFFECTIVE DATE, [*];

           (b) IF THE BREACH OCCURS DURING THE TWELVE (12) MONTH PERIOD IMMEDIATELY FOLLOWING THE FIRST ANNIVERSARY OF THE EFFECTIVE DATE, [*]; OR

           (c) IF THE BREACH OCCURS ANY TIME FOLLOWING THE SECOND ANNIVERSARY OF THE EFFECTIVE DATE UNTIL THE END OF THE INITIAL TERM, [*].

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY
      WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED TO THE OMITTED PORTIONS.

THE PARTIES AGREE THAT THE LIQUIDATED DAMAGES CONSTITUTE A REASONABLE APPROXIMATION OF THE HARM EITHER PARTY WOULD SUFFER IN THE EVENT OF A MATERIAL BREACH BY THE OTHER PARTY RESULTING IN TERMINATION.

11.  GENERAL PROVISIONS
     ------------------

     11.1  No Less Favorable Pricing.  During the Term, Jutvision agrees (i)
           -------------------------
that the amounts charged to RealSelect Customers for Basic Packages or Upgrade Packages (excluding Combination Packages) will not be greater than the amounts charged to Brokers who are not RealSelect Customers for Basic Packages or Upgrade Packages of the same quality and quantity and in the same time period and geographic region and (ii) the price Jutvision charges for Combination Packages will always exceed the price Jutvision charges for Basic Packages or Upgrade Packages of the same quality and quantity and in the same time period and geographic region.

     11.2  Independent Contractors.  The relationship of Jutvision and
           -----------------------
RealSelect established by this Agreement is that of independent contractors, and nothing contained in this Agreement will be construed to (i) give either party the power to direct and control the day-to-day activities of the other, (ii) constitute the parties as partners, joint venturers, co-owners or otherwise as participants in a joint undertaking, or (iii) allow either party to create or assume any obligation on behalf of the other for any purpose whatsoever. All financial and other obligations associated with a party's business are the sole responsibility of that party.

     11.3  Press Plans.  The parties agree to participate in a joint press
           -----------
announcement regarding the relationship entered into hereunder that will take place on a mutually agreed upon date. The parties shall agree to the form and content of the joint press release. Either party may issue its own press release, subject to the other party's prior written approval, not to be unreasonably withheld, of the content within the release. Each party will furnish its written acceptance of or objection to any proposed announcement within forty-eight (48) hours, and any failure to furnish such written acceptance or objection during such time frame will be deemed an acceptance of such proposed announcement.

     11.4  Governing Law; Jurisdiction; Venue.  This Agreement will be governed
           ----------------------------------
by and construed under the laws of the State of California without reference to conflict of laws principles. For any disputes arising out of this Agreement, the parties irrevocably consent to the personal and exclusive jurisdiction of, and venue in, the state or federal courts within Los Angeles County, California.

     11.5  Entire Agreement.  This Agreement sets forth the entire agreement and
           ----------------
understanding of the parties relating to the subject matter herein and merges all prior discussions between them. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing signed by both parties.

     11.6  Notices.  Any notice required or permitted by this Agreement will be
           -------
deemed given if sent by registered mail, postage prepaid, addressed to the other party at the address set forth below or at such other address for which such party gives notice hereunder. Delivery will be deemed effective three (3) days after deposit with postal authorities. Either party may change its address for notice hereunder at any time upon written notice to the other party.

           If to RealSelect: General Counsel
                             RealSelect, Inc.
                             5655 Lindero Canyon Road
                             Suite 120
                             Westlake Village, CA 91362

           If to RealSelect after December 1, 1998:

                             General Counsel
                             RealSelect, Inc.
                             225 West Hillcrest Drive
                             Suite 100
                             Thousand Oaks, CA 91360

           If to Jutvision:  Chief Executive Officer
                             Jutvision Corporation
                             One Eglinton Avenue East
                             Suite 620
                             Ontario M4P 3A1
                             Canada

     11.7  Force Majeure.  Nonperformance of either party will be excused to the
           -------------
extent that performance is rendered impossible by storm, lockout or other labor trouble, riot, war, rebellion, strike, fire, flood, accident or other act of God, governmental acts, orders or restrictions, or any other reason where failure to perform is beyond the control and not caused by the gross negligence or willful misconduct of the non-performing party.

     11.8  Non-Assignability; Change of Control.  Except as expressly provided
           ------------------------------------
herein, this Agreement may not be assigned or transferred, nor may any right or obligation hereunder be assigned or delegated, to a third party by either party without the prior written consent of the other party hereto. Jutvision may not engage in a Change of Control (as defined below) prior to the expiration or earlier termination of the Option Period, (as defined in the Option Agreement, dated as of the Effective Date, between RealSelect and certain shareholders of Jutvision identified therein). Following the expiration or earlier termination of the Option Period, Jutvision may engage in a Change of Control. Within ten
(10) days following such Change of Control, Jutivision shall provide written notice to RealSelect of such Change of Control. In the event of such Change of Control, RealSelect may, within thirty (30) days following the date it receives notice of such Change of Control, or Jutvision may, within thirty (30) days following the date of such Change of Control, provide written notice to the other party whereupon [*] and Jutvision will have no further obligation to pay any Sponsorship Fees that otherwise would have become payable after the month such notice was received. "Change

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY
      WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED TO THE OMITTED PORTIONS.

of Control" means with respect to Jutvision: (A) the direct or indirect acquisition by a bona fide individual third party or bona fide multiple third parties acting in concert, in each case in either a single transaction or multiple but related transactions, of either (i) the majority of the equity securities of Jutvision or (ii) all or substantially all of the assets of Jutvision; (B) Jutvision is merged with, or into, another entity; or (C) a change in control of the voting rights of the Jutvision shareholders or directors, either by shareholder agreement or other corporate governance document, that results in a bona fide individual third party or bona fide multiple third parties acting in concert, in each case in either a single transaction or multiple but related transactions, controlling a majority of the voting stock of Jutvision and/or a majority of the seats of the Jutvision board of directors.

     11.9   Modification; Waiver.  No modification of or amendment to this
            --------------------
Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing signed by the party to be charged, and the waiver of any breach or default will not constitute a waiver of any other right hereunder or any subsequent breach or default.

     11.10  Headings.  The headings to the sections and subsections of this
            --------
Agreement are included merely for convenience of reference and will not affect the meaning of the language included therein.

     11.11  Severability.  In the event that it is determined by a court of
            ------------
competent jurisdiction as part of a final nonappealable ruling, government action or binding arbitration, that any provision of this Agreement (or part thereof) is invalid, illegal, or otherwise unenforceable, such provision will be enforced as nearly as possible in accordance with the stated intention of the parties, while the remainder of this Agreement will remain in full force and effect and bind the parties according to its terms. To the extent any provision (or part thereof) cannot be enforced in accordance with the stated intentions of the parties, such provision (or part thereof) will be deemed not to be a part of this Agreement.

     11.12  Counterparts; Facsimile Signatures.  This Agreement may be executed
            ----------------------------------
by exchange of signature pages by facsimile and/or in any number of counterparts, each of which shall be an original as against any party whose signature appears thereon and all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

JUTVISION CORPORATION                REALSELECT, INC.


By:    /s/ Kevin B. McCurdy          By: /s/ Stuart Wolfe
    -----------------------------        -----------------------------
Title:                               Title:
      ---------------------------          ---------------------------
Date:                                Date:
     ----------------------------         ----------------------------

                                   EXHIBIT A
                                   ---------

                           Major Metropolitan Areas


New York, NY              Chicago, IL                   Los Angeles, CA
Boston, MA                Dallas/Ft Worth, TX           San Francisco, CA
Philadelphia, PA          Detroit, MI                   Seattle, WA
Baltimore, MD             Houston, TX                   San Diego, CA
Washington, DC            Minneapolis/St. Paul, MN      Denver, CO
Miami, FL                 St Louis, MO                  Oakland, CA
Atlanta, GA               Cleveland, OH                 Long Beach, CA
Hartford, CT              Pittsburgh, PA                San Jose, CA
Providence, RI            Portland, ME                  Palm/Broward/Dade, FL
Memphis, TN               Milwaukee, WI                 Phoenix, AZ
Nashville, TN             Kansas City, MO               Portland, OR
New Orleans, LA           San Antonio, TX               San Bernardino, CA
Tampa/St. Pete, FL        Indianapolis, IN              Tucson, AZ
Jacksonville, FL          Cincinnati, OH                Albuquerque, NM
Buffalo. NY               Austin, TX                    Sacramento, CA
Orlando, FL               Oklahoma City, OK             Fresno, CA
Tallahassee, FL           Tulsa, OK                     El Paso, TX
Raleigh/Dur., NC          Columbus, OH                  Salt Lake City, UT
Rochester, NY             Omaha, NB                     Las Vegas, NV
Fairfield, CT             Toledo, OH                    Naples, FL
Birmingham, AL            Wichita, KA

                                   EXHIBIT B
                                   ---------

                                    Warrant

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.



                            STOCK PURCHASE WARRANT
                   To Purchase Shares of the Common Stock of
                            [JUTVISION CORPORATION]

     THIS CERTIFIES that RealSelect, Inc. (the "Holder") is entitled, upon the terms and subject to the conditions hereinafter set forth, at any time on or after the date of this Warrant and on or prior to October ___, 2001, but not thereafter, to subscribe for and purchase, from [Jutvision Corporation], a Delaware corporation (the "Company"), ________ shares of Common Stock (the "Shares") at an exercise price of $4.00 per share.

1.   Exercise of Warrant.
     -------------------

     Unless earlier terminated under Section 7, the purchase rights represented by this Warrant are exercisable by the Holder, in whole or in part, at any time after six (6) months from the date hereof and before the close of business on October ___, 2001 by the surrender of this Warrant and the Notice of Exercise annexed hereto duly executed at the office of the Company, in _________ (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company), and upon payment of the Exercise Price of the Shares thereby purchased (by cash or by check or bank draft payable to the order of the Company in an amount equal to the Exercise Price of the shares thereby purchased); whereupon the Holder shall be entitled to receive a certificate for the number of Shares so purchased. The Company agrees that if at the time of the surrender of this Warrant and purchase of the Shares, the Holder shall be entitled to exercise this Warrant, the Shares so purchased shall be and be deemed to be issued to such holder as the record owner of such Shares as of the close of business on the date on which this Warrant shall have been exercised as aforesaid.

     Certificates for Shares purchased hereunder shall be delivered to the Holder within a reasonable time after the date on which this Warrant shall have been exercised as aforesaid.

     The Company covenants that all Shares which may be issued upon the exercise of rights represented by this Warrant will, upon exercise of the rights represented by this Warrant, be fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

2.   No Fractional Shares or Scrip.
     -----------------------------

     No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon the exercise of this Warrant, an amount equal to such fraction multiplied by the then current price at which each Share may be purchased hereunder shall be paid in cash to the Holder.

3.   Charges, Taxes and Expenses.
     ---------------------------

     Issuance of certificates for Shares upon the exercise of this Warrant shall be made without charge to the holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder.

4.   No Rights as Shareholders.
     -------------------------

     This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to the exercise thereof.

5.   Loss, Theft, Destruction or Mutilation of Warrant.
     -------------------------------------------------

     Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor and dated as of such cancellation, in lieu of this Warrant.

6.   Saturdays, Sundays, Holidays, etc.
     ----------------------------------

     If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a legal holiday.

7.   Early Termination and Dilution.
     ------------------------------

     7.1  Early Termination on Merger, etc. If at any time the Company proposes
          --------------------------------
to merge with or into any other corporation, effect a reorganization, or sell or convey all or substantially all of its assets to any other entity in a transaction in which the shareholders of the Company immediately before the transaction own immediately after the transaction less than a majority of the outstanding voting securities of the surviving entity (or its parent), then the Company shall give the Holder thirty (30) days written notice of the proposed effective date of the transaction and, if the Warrant has not been exercised by the effective date of the transaction, the Warrant shall terminate.

     7.2   Early Termination on Initial Public Offering.  If at any time the
           --------------------------------------------
Company proposes to sell its Common Stock in a bona fide, firm commitment underwriting pursuant to a registration statement under the Securities Act of 1933, as amended, then the Company shall give the holder of this Warrant thirty
(30) days written notice of the proposed initial filing date of such registration statement and if the holder of the Warrant has not given notice of exercise by the initial filing date of such registration statement, the Warrant shall terminate. If the holder of the Warrant has given timely notice of exercise in connection with an initial public offering, the exercise of the Warrant pursuant to such notice shall be effective as of the effective date of such registration statement.

     7.3   Reclassification, etc.  If the Company at any time shall, by
           ----------------------
subdivision, combination or reclassification of securities or otherwise, change any of the securities to which purchase rights under this Warrant exist into the same or a different number of securities of any class or classes, this Warrant shall thereafter be to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Warrant immediately prior to such subdivision, combination, reclassification or other change. If the Shares are subdivided or combined into a greater or smaller number of Shares, the Exercise Price under this Warrant shall be proportionately reduced in case of subdivision of shares or proportionately increased in the case of combination of shares, in both cases by the ratio which the total number of Shares to be outstanding immediately after such event bears to the total number of Shares outstanding immediately prior to such event.

     7.4   Breach of the Joint Services Agreement.  If at any time the Holder
           --------------------------------------
materially breaches the Joint Services Agreement dated _____ between the Holder and the Company, the Company may notify the Holder in writing of its desire to terminate the Warrant. The Holder shall have a period of sixty (60) days from the date of the receipt of such written notice to cure the breach to the reasonable satisfaction of the Company (the "Cure Period"). In the event Holder fails or declines to cure the breach during the Cure Period, the Company shall have sixty (60) days from the end of the Cure Period (the "Termination Period") to notify the Holder in writing that it is exercising its right to terminate the Warrant and upon Holder's receipt of this notification the Warrant shall be terminated. Notwithstanding any other provision of this Warrant, the Holder may not exercise the Warrant during the Cure Period and the Termination Period.

     7.5   Cash Distributions.  No adjustment on account of cash dividends or
           ------------------
interest on the Shares or other securities purchasable hereunder will be made to the Exercise Price under this Warrant.

8.   Market Stand-Off.
     ----------------

     The Holder agrees, in connection with the Company's initial public offering of the Company's securities, (i) not to sell, make short sales of, loan, grant any options for the purchase of, or otherwise dispose of any shares of Common Stock of the Company held by the Holder (other than those shares included in the registration) without the prior written consent of the Company or the underwriters managing such initial underwritten public offering of the Company's securities for one hundred eighty (180) days from the effective date of such registration and (ii) further agrees to execute any agreement reflecting (i) above as may be requested by the underwriters at the time of the public offering.

9.   Miscellaneous.
     -------------

     9.1  Issue Date.  The provisions of this Warrant shall be construed and
          ----------
shall be given effect in all respect as if it had been issued and delivered by the Company on the date hereof. This Warrant shall be binding upon any successors or assigns of the Company. This Warrant shall constitute a contract under the laws of the State of California and for all purposes shall be construed in accordance with and governed by the laws of said state without regard to conflict of law principles.

     9.2  Restrictions.  The Holder acknowledges that the Shares acquired upon
          ------------
the exercise of this Warrant may have restrictions upon its resale imposed by state and federal securities laws.

     9.3  Waivers and Amendments.  This Warrant and any provisions hereof may be
          ----------------------
changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

     9.4  Assignment and Transferability.  This Warrant may be assigned or
          ------------------------------
transferred by the Holder only with the prior written approval of the Company.

     IN WITNESS WHEREOF, Jutvision Corporation has caused this Warrant to be executed by its officers thereunto duly authorized.

Dated:  October ___, 1998.


                              Jutvision Corporation.


                              By:___________________________________________
                                 Kevin B. McCurdy, President

                              NOTICE OF EXERCISE
                              ------------------

TO:  Jutvision Corporation
     ATTN:  Secretary


     (1) The undersigned hereby elects to purchase ______________ shares of Common Stock (the "Shares") of Jutvision Corporation pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price in full, together with all applicable transfer taxes, if any.

     (2) Please issue a certificate or certificates representing the Shares in the name of the undersigned or in such other name as is specified below:


                        ___________________________________________
                                        (Print Name)

                        Address:

                        ___________________________________________

                        ___________________________________________

                        ___________________________________________


     (3) The undersigned confirms that the Shares are being acquired for the account of the undersigned for investment only and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or selling the Shares.


___________________           _____________________________________
(Date)                         (Signature)

                              _____________________________________
                               (Print Name)

                                   EXHIBIT C
                                   ---------

                     Jutvision for Java License Agreement

If you download, install, copy, or in any other way obtain Jutvision class files or software, you indicate that you consent to the terms listed.

Jutvision Corporation  ("JUTVISION")
Jutvision(R) for Java License Agreement

By installing or using these Jutvision for Java Class Files and/or Jutvision Demo (the "Software"), you indicate your agreement to the terms of this license agreement. If you do not agree to the terms herein, you are not authorized to copy or use the Software.

Limited Warranty and Limitation of remedies:

NO WARRANTIES. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, JUTVISION CORPORATION EXPRESSLY DISCLAIMS ANY WARRANTY FOR SOFTWARE. THE SOFTWARE AND ANY RELATED DOCUMENTATION IS PROVIDED "AS IS" WITHOUT WARRANTY OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. THE ENTIRE RISK ARISING OUT OF USE OR PERFORMANCE OF THE SOFTWARE REMAINS WITH YOU.

NO LIABILITY FOR DAMAGES. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, NEITHER JUTVISION CORPORATION NOR ITS CLIENTS SHALL BE LIABLE FOR ANY DAMAGES WHATSOEVER (INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF BUSINESS PROFIT, BUSINESS INTERRUPTION, LOSS OF BUSINESS INFORMATION, OR ANY OTHER PECUNIARY
LOSS) ARISING OUT OF THE USE OR INABILITY TO USE THIS SOFTWARE, EVEN IF JUTVISION CORPORATION HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. BECAUSE SOME STATES/PROVINCES JURISDICTIONS DO NOT ALLOW THE EXCLUSION OR LIMITATION OF LIABILITY FOR CONSEQUENTIAL OR INCIDENTAL DAMAGES, THE ABOVE LIMITATION MAY NOT APPLY TO YOU.

CUSTOMER REMEDIES. JUTVISION CORPORATION'S ENTIRE LIABILITY AND YOUR EXCLUSIVE REMEDY SHALL NOT EXCEED THE PRICE PAID FOR THE SOFTWARE PRODUCT.

ATTENTION: USE OF THE SOFTWARE IS SUBJECT TO THE JUTVISION SOFTWARE LICENSE TERMS SET FORTH BELOW. USING THE SOFTWARE INDICATES YOUR ACCEPTANCE OF THESE LICENSE TERMS. IF YOU DO NOT ACCEPT THESE LICENSE TERMS, YOU ARE NOT AUTHORIZED TO USE THIS SOFTWARE.

JUTVISION(R) FOR JAVA CLASS FILE LICENSE TERMS

The following License Terms govern your use of the accompanying Jutvision for Java Class Files ("Software").

License Grant. JUTVISION grants you a license to use one copy of the Software including all upgrades, modifications, versions and enhancements. "Use" means storing, loading, installing, executing or displaying the Software. You may not modify the Software or disable any licensing or control features of the Software.

Ownership. The Software is owned and copyrighted by JUTVISION. Your license confers no title to, nor ownership in, the Software and is not a sale of any rights in the Software.

Copies and Adaptations. You may only make copies or adaptations of the Software for archival purposes or when copying or adaptation is an essential step in the authorized Use of the Software. You must reproduce all copyright notices in the original Software on all copies or adaptations. You may not copy the Software onto any network. Class files are only permitted to be transferred when they are called on by a "requesting" server in the normal course of Java Applet execution. Distribution of the Jutvision for Java Class files is not permitted.

File Format. The Software may only be used to read .jut files, a file format proprietary to JUTVISION CORPORATION.

LINKS, REPRESENTATION & SPLASH SCREEN: Any Web site that uses the Software must provide a visible link to either Jutvision scenes on that site, or directly to http://www.jutvision.com. The image displayed when loading each scene ("JUTVISION SPLASH SCREEN") may not be tampered with in any way and must be fully visible upon loading of each Jutvision scene. In no way may the JUTVISION SPLASH SCREEN and/or Jutvision logo be obstructed by any other images, frames, tables or any other HTML or JavaScript code.

NO DISASSEMBLY OR DECRYPTION: You may not disassemble or decompile the Software including single Jutvision Java Class files under any circumstances. The disassembly or decryption of any Jutvision Java Class file will result in a breach of this agreement.

TRANSFER. Your license will automatically terminate upon any transfer of the Software other than the copying and server rights noted above.

TERMINATION. JUTVISION CORPORATION may terminate your license upon notice for failure to comply with any of these License Terms. Upon termination, you must immediately destroy the Software, together with all copies, adaptations and merged portions in any form. Failure to do so will result in immediate legal action.

EXPORT REQUIREMENTS. You may not export or re-export the Software or any copy or adaptation in violation of any applicable laws or regulations.

U.S GOVERNMENT RESTRICTED RIGHTS: The Software and any accompanying documentation have been developed entirely at private expense. They are delivered and licensed as "commercial computer software" as defined in DFARS 252.227-7013 (Oct 1988), DFARS 252.211-7015 (May 1991) or DFARS 252.227-7014
(Jun 1995), as a "commercial item" as defined in FAR 2.101(a), or as "Restricted computer software" as defined in FAR 52.227-19 (Jun 1987)(or any equivalent agency regulation or contract clause), whichever is applicable. You have only those rights provided for such Software and any accompanying documentation by the applicable FAR or DFARS clause or the Jutvision Corporation standard software agreement for the product involved.

If you have any questions regarding this Agreement or if you wish to request any information from Jutvision Corporation, please contact the firm in writing:

Jutvision Corporation

                                   EXHIBIT D
                                   ---------

                       List of Competitors of Jutvision


Live Picture

Interactive Pictures Corporation (IPIX)

BeHere

                                   EXHIBIT E
                                   ---------

                       Sixteen Major Metropolitan Areas


New York, NY

Boston, MA

Philadelphia, PA

Baltimore, MD

Washington, DC

Chicago, IL

Dallas/Ft. Worth, TX

Pittsburgh, PA

Los Angeles, CA

San Francisco, CA

Oakland, CA

San Jose, CA

San Diego, CA

Detroit, MI

Atlanta, GA

Houston, TX

                                  AMENDMENT TO

             JOINT SERVICES AGREEMENT, WARRANT AND OPTION AGREEMENT
             ------------------------------------------------------


     THIS AMENDMENT TO JOINT SERVICES AGREEMENT, WARRANT AND OPTION AGREEMENT (the "Amendment"), dated as of June 11, 1999 (the "Amendment Date"), among bamboo.com, Inc., a Delaware corporation (formerly known as Jutvision Corporation ) ("bamboo.com"), RealSelect, Inc, a Delaware corporation ("RealSelect") and HomeStore.com, Inc., a Delaware corporation ("HomeStore") amends (i) the Joint Services Agreement, dated as of November 11, 1998, between bamboo.com and RealSelect (the "Agreement"); (ii) the Warrant issued to RealSelect on January 18, 1999 pursuant to Section 4.5 of the Agreement (the "Warrant"); and (iii) the Option Agreement, dated as of November 11, 1998, between bamboo.com and RealSelect (the "Option").

     IN CONSIDERATION of the mutual promises and covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

1.  Bamboo.com as Exclusive Provider of Virtual Tour Images.
    -------------------------------------------------------

  The parties acknowledge and agree that RealSelect will promote, market and endorse bamboo.com, as the exclusive provider of Virtual Tour Images to the RealSelect Sites and the HomeStore.com site for Residential Property and will sell the Production Services, all to the exclusion of any third-party providers of Virtual Tour Images. On the RealSelect Sites, the HomeStore.com site and in marketing materials produced by RealSelect that refer to bamboo.com, RealSelect shall use commercially reasonable efforts to refer to bamboo.com where appropriate as "the exclusive provider" of Virtual Tour Images to the RealSelect Sites and the HomeStore.com site.

2.   Limited Third-Party Postings.
     ----------------------------

  Notwithstanding Section 2.7 of the Agreement or any other provision therein to the contrary, RealSelect shall be permitted to receive on the RealSelect Sites postings of Virtual Tour Images from one (1) third-party provider of Virtual Tour Images in addition to bamboo.com (the "Additional Provider") during the Term for those customers of such Additional Provider that request such postings; provided, however, that:


        (i) During the Term, RealSelect will not directly or indirectly (a) promote, market or endorse such Additional Provider as a provider of Virtual Tour Images or technology or services equivalent or similar to the Production Services for such Virtual Tour Images; (b) solicit orders from, or make sales to, the customers of such Additional Provider; or (c) intentionally take any other action inconsistent with the parties' understanding hereunder that, except as specifically provided above and in
     Section 2.7 of the Agreement, bamboo.com will act as the exclusive provider of Virtual Tour Images, and Production Services therefor, for Residential Property listings in the Territory on RealSelect Sites and the HomeStore.com site;

        (ii) During the Term, RealSelect will charge the Additional Provider transaction fees, based on sales of packages of Virtual Tours posted to the RealSelect Sites, not less than the percentage Transaction Fees paid by bamboo.com pursuant to Section 4.2(b) of the Agreement; and

        (ii) RealSelect may select the Additional Provider in its sole and exclusive discretion, provided that RealSelect must provide bamboo.com with written notice of the name of the

     Additional Provider thirty (30) days in advance of commencing to receive postings from such Additional Provider, and must provide bamboo.com with written notice thirty (30) days in advance of substituting a new Additional Provider.

  The parties acknowledge that, except as narrowly modified in this Section 2, the exclusivity provisions of Section 2.7 of the Agreement will remain in full force and effect.


3.  Marketing Plan.
    --------------

    3.1 The parties will use best efforts to develop by July 1, 1999, and in no event later than July 31, 1999, a detailed marketing plan (the "Marketing Plan") for the exclusive purposes of promoting and marketing the Production Services and developing, promoting and fostering the bamboo.com brand through banner ads, buttons, logos and similar online elements appearing on the www.homestore.com
                                                            -----------------
and www.realtor.com web sites (collectively, the "Web Sites") as well as through
    ---------------
the HomeStore's direct sales force. Bamboo.com shall be responsible for the initial draft of such Marketing Plan and any such Marketing Plan shall require RealSelect's written approval, which RealSelect shall not unreasonably withhold. Among other things, the Marketing Plan shall require the display of the bamboo.com logo on the "home pages" of www.homestore.com and www.realtor.com.
                                       -----------------     ---------------
The parties will cooperate to establish the precise size and placement of such bamboo.com logos. When clicked on, these bamboo.com logos shall link directly to pages providing information about the Production Services and an electronic order form permitting Brokers to submit orders for Production Services to bamboo.com. These pages shall be designed by bamboo.com, with approval from RealSelect, and will be incorporated into, and form a part of, the respective Web Sites.

    3.2 Notwithstanding the Agreement, as modified by this Amendment, to the contrary: (i) any Production Services sold as a result of "click-throughs" through any online elements prescribed under the Marketing Plan shall give rise only to those Transaction Fees described under subsection 4.2(b) of the Agreement; and (ii) Brokers making such purchases shall be deemed to be "Other Customers," as that term is defined under Section 4.2(b) of the Agreement.

    3.3 The implementation of the Marketing Plan shall commence on the first day of the first calendar month following RealSelect's approval (the "Implementation Date") and, subject to Section 6 below, shall extend through the expiration or earlier termination of the Initial Term.

    3.4 For the specific purpose of implementing the Marketing Plan, bamboo.com shall pay RealSelect, on a monthly basis, the following marketing fees (collectively, the "Marketing Fees"): (i) [*] during the first year of the Marketing Plan; (ii) increasing to [*] commencing on the first anniversary of the Amendment Date; and (iii) increasing to [*] for the remainder of the Marketing Plan, commencing on the second anniversary of the Amendment Date. The quality and quantity of banner ads, buttons, logos and similar online elements bamboo.com shall select under the Marketing Plan, during any given month, shall be determined based upon the fair market value thereof, determined by the parties mutual, reasonable determination, less a fixed discount equal to [*]. For purposes of illustration only, for each month during the first year of the Marketing Plan, bamboo.com shall select a particular combination of banner ads, buttons, logos and similar online elements having a fair market value of [*]. Bamboo.com shall make payments of all Marketing Fees net thirty
(30) days from the end of the month for which such payment was due.

4. SpringStreet.com.
   ----------------

  The parties agree to negotiate in good faith and use best efforts to enter into a separate agreement (the "SpringStreet Agreement") whereby, if such SpringStreet Agreement is executed on behalf of both parties (i) bamboo.com will act as a preferred provider of Virtual Tour Images and Production Services to SpringStreet.com in return for a monthly sponsorship fee of [*] (for corresponding marketing value) during the term of the agreement, which fee will increase by [*] percent ([*]%) at the beginning of

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED
      SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT
      HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

each annual renewal term; and (ii) RealSelect will market and promote bamboo.com exclusively as the provider of Virtual Tour Images to the SpringStreet.com Site, provided that there shall be limed posting rights for a single virtual provider along the lines of those provided above with respect to the Web Sites. Notwithstanding anything contained herein to the contrary, the parties shall enter into an agreement consistent with the intent of this Section 4 for a period beginning June 30, 1999 and ending [*] if they are unable to agree-upon an agreement for a longer term.


5.  RealSelect Warrant.
    ------------------

  Notwithstanding anything to the contrary in the Warrant or the Agreement, (i) subject to Section 7.1 of the Warrant, the purchase rights represented by the Warrant shall be exercisable from the Amendment Date through and including December 31, 1999, whereupon the Warrant shall expire; (ii) subject to those provisions pertaining to reclassification under Section 7.3 of the Warrant, the number of shares of common stock of bamboo.com subject to the Warrant equal a total of 100,000 shares; (iii) RealSelect or HomeStore, for its benefit, may exercise all or a portion the Warrant in its sole discretion; (iv) RealSelect or HomeStore, as the case may be, will be provided the benefit of a "net exercise" provision; and (v) RealSelect or HomeStore, as the case may be, will have the benefit of piggyback registration rights.

6.  Effective Period.
    ----------------

  Subject to Section 11 below, this Amendment will take effect as of the Amendment Date and will continue in effect until the expiration or prior termination of the Initial Term. Notwithstanding the preceding sentence, bamboo.com, in its sole discretion, may elect to terminate this Amendment effective at the end of the eighteen (18) month period immediately following the Amendment Date, and RealSelect, in its sole discretion, may elect to terminate this Amendment (collectively the "Amendment Termination") effective at the end of the twenty-one (21) month period immediately following the Amendment Date, in each case upon notice given at least sixty (60) days prior to the end of such twelve (12) month period. Sections 2, 5 and 8 shall survive any expiration or termination of this Amendment.

7.  Certain Disclosure.
    ------------------

  Notwithstanding Section 7 of the Agreement and any non-disclosure agreement between the parties to the contrary, RealSelect hereby authorizes bamboo.com subject to RealSelect's approval in advance in writing to (i) use RealSelect's logo in a registration statement bamboo.com plans to file under the Securities Act of 1933 (the "Registration Statement"); (ii) mention and describe the Agreement and this Amendment in the body of the Registration Statement; and
(iii) attach and file the Agreement and this Amendment as exhibits to the Registration Statement. RealSelect understands that bamboo.com plans to file with the SEC a request for confidential treatment, subject to RealSelect's approval in advance in writing, of key provisions in the Agreement and this Amendment.

8.  Option Agreement.
    ----------------

  The parties agree that the Option Agreement is cancelled and terminated and is, therefore, without further force and effect. The Control Parties, as that term is defined under the Option Agreement, are intended third-party beneficiaries of this covenant.

9.  Conditions Precedent.
    --------------------

  Notwithstanding anything to the contrary herein, this Amendment shall become effective only upon the occurrence and fulfillment of both of the following conditions (collectively, the "Conditions Precedent"): (i) bamboo.com closes its Series C round of mezzanine financing ; and (ii) bamboo.com

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED
      SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT
      HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

submits electronically or by other means its Registration Statement to the SEC. In the event the Conditions Precedent are not fulfilled on or before midnight on December 31, 1999, this Amendment shall be cancelled, rescinded and void ab initio, unless both parties agree in writing to extend the deadline. Bamboo.com shall use commercially reasonable efforts to close such mezzanine financing.

10.  Technology Access Fees.
     ----------------------

  The parties acknowledge that, to implement the Agreement, as modified by this Amendment, bamboo.com requires, and shall have, access to unique technologies owned by RealSelect and incorporated into the Web Sites and the servers hosting the Web Sites. As consideration for its access to these unique technologies, subject to Section 6 above, bamboo.com shall pay to RealSelect a monthly technology access fee (collectively, the "Technology Access Fees") in accordance with the following schedule: (i) for the twelve (12) month period commencing on June 30, 1999, [*] per month; (ii) for the twelve (12) month period commencing on June 30, 2000, [*] per month; and (iii) for the balance of the Initial Term, [*] per month. Bamboo.com shall make payments of all Technology Access Fees net thirty (30) days from the end of the month for which such payment was due.

11.  Miscellaneous.
     -------------

  The parties understand and agree that all references in the Agreement to the mark JUTVISION, the Jutvision logo and the Jutvision Marks will incorporate the mark BAMBOO.COM and the bamboo.com logo, as appropriate. Except as expressly amended hereby, the Agreement is, and shall remain, in full force and effect and each and every term and condition thereof is hereby confirmed, continued and ratified. All terms defined in the Agreement, except as otherwise defined herein, shall have the same meanings where used herein. This Amendment may not be altered, amended or modified in any way except by a writing signed by both parties. This Amendment may be executed by exchange of signature pages by facsimile and/or in any number of counterparts, each of which shall be an original as against the party whose signature appears thereon and all of which together shall constitute one and the same instrument.

  IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.


BAMBOO.COM, INC.                        REALSELECT, INC.



By: /s/ Leonard B. McCurdy              By: /s/ David M. Rosenblatt
    ---------------------------             ---------------------------
Name:                                   Name:
    ---------------------------             ---------------------------
Title:                                  Title:
    ---------------------------             ---------------------------


HOMESTORE.COM, INC.


By: /s/ David M. Rosenblatt
    ---------------------------

Name:
    ---------------------------

Title:
    ---------------------------

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED
      SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT
      HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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